UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): November 14, 2011 (November 10, 2011)

AMERIGROUP Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31574 (Commission File Number)	54-1739323 (I.R.S. Employer Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia (Address of principal executive offices)	23462 (Zip Code)
(757) 490-6900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On November 10, 2011, AMERIGROUP Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) between the Company and Goldman, Sachs & Co., as sole underwriter (the “Underwriter”), relating to issuance and sale of $400,000,000 in aggregate principal amount of 7.50% senior notes due 2019 (the “Senior Notes”) in a public offering made pursuant to a registration statement and related preliminary prospectus supplement filed with the Securities and Exchange Commission. The Senior Notes mature on November 15, 2019. The Senior Notes will bear interest at a rate of 7.50% annually payable on May 15 and November 15 of each year, beginning on May 15, 2012. The Underwriting Agreement contains customary representations, warranties and agreements by the Company. In addition, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of those liabilities. The offering is expected to close on or about November 16, 2011, subject to customary closing conditions.
     The Underwriter and its affiliates have, from time-to-time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. In particular, in March 2007, Goldman, Sachs & Co. acted as an underwriter with respect to the offering of the Company’s 2.0% Convertible Senior Notes due 2012 (the “2.0% Convertible Senior Notes”). At that time, the Company also entered into certain hedging transactions with Goldman, Sachs & Co. as the counterparty. Specifically, the Company (i) purchased call options on its common stock with a strike price of approximately $42.53 per share, which is equal to the per share conversion price of the 2.0% Convertible Senior Notes, to reduce the potential dilution upon their conversion and (ii) sold warrants on its common stock with a strike price of approximately $53.77 per share. The combined effect of the hedging transactions was to effectively increase the conversion price of the 2.0% Convertible Senior Notes. Upon or prior to the maturity of the 2.0% Convertible Senior Notes, the Company may enter into agreements with the counterparty to the hedging transactions pursuant to which the Company would terminate or otherwise unwind in part or in full the hedging arrangements, but there can be no assurance that it will do so.
     The foregoing summary is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.
Item 8.01 Other Events.
     On November 10, 2011, the Company issued a press release announcing the pricing of the public offering of the Senior Notes. A copy of the press release, attached hereto as Exhibit 99.1, is incorporated herein by reference and is hereby filed.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
1.1	Underwriting Agreement, dated November 10, 2011 between AMERIGROUP Corporation and Goldman, Sachs & Co.

99.1	Press Release, dated November 10, 2011 by AMERIGROUP Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation
By:	/s/ James W. Truess
	Name:	James W. Truess
	Title:	Executive Vice President and Chief Financial Officer

November 14, 2011

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated November 10, 2011 between AMERIGROUP Corporation and Goldman, Sachs & Co.

99.1	Press Release, dated November 10, 2011 by AMERIGROUP Corporation